FORBEARANCE AND AMENDMENT AGREEMENT

         This Agreement, dated as of June 21, 1996, is made by and between Ultra Pac, Inc., a Minnesota corporation (the "Ultra Pac"), and Norwest Equipment Finance, Inc., a Minnesota corporation ("NEFI").

                                    Recitals

         Ultra Pac and NEFI are parties to various loan and lease agreements described below. Ultra Pac is in default of its payments under such agreements and NEFI is presently entitled to exercise its remedies under such agreements.

         Ultra Pac has requested that NEFI (i) agree to forbear from exercising its remedies, (ii) waive existing defaults under such agreements, and (iii) change the amortization and lease payment schedules under such agreements. NEFI has agreed to grant Ultra Pac's requests subject to terms and conditions set forth in this Agreement and execution and delivery by Ultra Pac of a warrant to purchase shares of Ultra Pac's common stock.

         Accordingly, Ultra Pac and NEFI hereby agree as follows:

         1. Definitions. When used in this Agreement, the following terms shall have the meanings given to them in this Paragraph:

                  "704 Note" means Ultra Pac's promissory note dated as of October 19,1993, payable to the order of NEFI in the original principal amount of $1,965,550.

                  "705 Note" means Ultra Pac's promissory note dated as of March 22,1993, payable to the order of NEFI in the original principal amount of $2,388,141.36.

                  "706 Note" means Ultra Pac's promissory note dated as of November 8, 1993, payable to the order of NEFI in the original principal amount of $276,453.60.

                  "707 Note" means Ultra Pac's promissory note dated as of December 6, 1993, payable to the order of NEFI in the original principal amount of $316,160.40.

                  "708 Note" means Ultra Pac's promissory note dated as of October 17,1994, payable to the order of NEFI in the original principal amount of $697,592.40.

                  "Documents" means the Lease Agreement, the Security Agreements, the Notes and all other documents executed by Ultra Pac or NEFI in connection therewith.

                  "Early Buyout Option" means the Lease Addendum (Early Buyout Option), dated as of August 7, 1995, by and between Ultra Pac and NEFI, executed in connection with the Lease Agreement.

                  "Lease Agreement" means Master Lease No. 4657, together with the Supplement No. 4657-100 to Master Lease, and the Early Buyout Option, each dated as of August 7, 1995, by and between Ultra Pac and NEFI.

                  "Notes" means the 704 Note, the 705 Note, 706 Note, 707 Note, and 708 Note.

                  "Security Agreements" means the Security Agreements dated as of June 4, 1993, October 19, 1993, March 22, 1993, November 8, 1993,
         December 6, 1993 and October 17, 1994.

                  "Warrant Agreement" means the Warrant for the purchase of 12,000 shares of Common Stock by Ultra Pac in favor of NEFI of even date herewith.

         2. Reaffirmation of Obligations. Ultra Pac represents and warrants to NEFI that the Documents constitute the legal, valid and binding obligations of Ultra Pac, enforceable against Ultra Pac in accordance with their respective terms. Ultra Pac has no claim, defense or offset to enforcement of the Documents. As of December 31, 1995, the outstanding principal balance of (i) the 704 Note is $993,652.71, (ii) the 705 Note is $863,961.64, (iii) the 706 Note is
$143,038.73, (iv) the 707 Note is $171,807.57, and (v) the 708 Note is
$445,082.63. As of December 31, 1995, Ultra Pac had made 3 payments under the Lease Agreement and the outstanding balance of the remaining payments was $281,136.04.

         3. Forbearance. So long as interest payments and reduced lease payments are made pursuant to the revised amortization and lease payment schedules attached hereto as Exhibit A, NEFI waives all presently existing defaults and agrees to forbear from exercising its rights and remedies under the Documents until October 31, 1996, after which date Ultra Pac shall resume making its principal payments and full lease payment under the Documents, as amended by this Agreement.

         4. New Amortization and Lease Payment Schedules. Attached hereto as Exhibit A are revised amortization and lease payment schedules for the Notes and the payments under the Lease Agreement. The Notes and the Lease Agreement are each amended to incorporate such revised schedules. The Early Buyout Option is cancelled.

         5. No Other Changes. Except as explicitly amended by this Agreement, all of the terms and conditions of the Documents shall remain in full force and effect.

         6. Conditions Precedent. This Agreement shall be effective when NEFI shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to NEFI in its sole discretion:

                  (a) The Warrant Agreement, duly executed by Ultra Pac.

                  (b) A certificate of Ultra Pac's Secretary or Assistant Secretary certifying as to (i) the resolutions of Ultra Pac's directors and, if required, shareholders, authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement, (ii) Ultra Pac's articles of incorporation and bylaws, and (iii) the signatures of Ultra Pac's officers or agents authorized to execute and deliver the Documents and the Warrant Agreement and other instruments, agreements and certificates, on Ultra Pac's behalf.

                  (c) An opinion of Ultra Pac's counsel as to the matters set forth in paragraphs 7(a) and 7(b) hereof and as to such other matters as NEFI shall require.

                  (d) Evidence that Ultra Pac has entered into similar agreements with the CIT Group/Equipment Financing Inc., USL Capital and Concord.

                  (e) Evidence that Ultra Pac has entered into credit facility agreements with Norwest Credit, Inc. and Norwest Bank Minnesota, National Association, satisfactory to NEFI.

         7. Representations and Warranties. Ultra Pac hereby represents and warrants to NEFI as follows:

                  (a) Ultra Pac has all requisite power and authority to execute this Agreement and the Warrant Agreement and to perform all of its obligations hereunder and thereunder, and this Agreement and the Warrant Agreement have been duly executed and delivered by Ultra Pac and constitute the legal, valid and binding obligation of Ultra Pac, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by Ultra Pac of this Agreement and the Warrant Agreement have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Ultra Pac, or the articles of incorporation or bylaws of Ultra Pac, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Ultra Pac is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in the Documents are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         8. References. All references in each Note to "this Note" or in any other Document to such Note shall be deemed to refer to such Note as amended hereby; all references in the Lease Agreement to "this Agreement" or in any other Document to the Lease Agreement shall be deemed to refer to the Lease Agreement as amended hereby.

         9. No Other Waiver. Except as set forth in Paragraph 3 hereof, the execution of this Agreement and acceptance of the Warrant Agreement and any documents related hereto shall not be deemed to be a waiver of any default or Event of Default under the Documents or breach, default or event of default under any other document held by NEFI, whether or not known to NEFI and whether or not existing on the date of this Agreement.

         10. Release. Ultra Pac hereby absolutely and unconditionally releases and forever discharges NEFI, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Ultra Pac has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         11. Costs and Expenses. Ultra Pac shall pay or reimburse NEFI on demand for all costs and expenses incurred by NEFI in connection with the Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Ultra Pac specifically agrees to pay all fees and disbursements of counsel to NEFI for the services performed by such counsel in connection with the preparation of this Agreement, the Warrant and the documents and instruments incidental hereto.

         12. Miscellaneous. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NORWEST EQUIPMENT FINANCE, INC.             ULTRA PAC, lNC.

By /s/ (signature illegible)                By /s/ Brad C. Yopp
Its Vice President                             Brad C. Yopp
                                               Its Chief Financial Officer